                                                                    Exhibit 99.1






                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholder
of World Express Travel, Inc.


In our opinion, the accompanying balance sheet and the related statements of income and retained earnings (deficit) and of cash flows present fairly, in all material respects, the financial position of World Express Travel, Inc. (the "Company") at August 30, 1998, and the results of its operations and its cash flows for the twelve months then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PRICEWATERHOUSECOOPERS LLP
Denver, Colorado
November 23, 1998

WORLD EXPRESS TRAVEL, INC.

BALANCE SHEET
AUGUST 30, 1998

--------------------------------------------------------------------------------
ASSETS
Current assets:

 Cash                                                           $        161,973
 Accounts receivable, less allowance
   for doubtful accounts of $35,000                                      811,163
 Override receivables                                                    118,639
 Other receivables                                                       134,453
 Prepaid expenses and other current assets                               102,772
                                                                ----------------

    Total current assets                                               1,329,000

Property and equipment, net                                              124,382
Intangibles, net                                                          15,207
Other non-current assets                                                  16,726
                                                                ----------------

    Total assets                                                $      1,485,315
                                                                ================

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Accounts payable                                              $        660,461
  Accrued liabilities:
     Compensation                                                        232,103
     Other                                                                33,064
  Customer deposits                                                       77,000
  Short term debt                                                        561,574
                                                                ----------------

    Total current liabilities                                          1,564,202

Deferred rent liability                                                   13,500
                                                                ----------------

    Total liabilities                                                  1,577,702

Commitments (Note 4)

Shareholder's deficit:
 Common stock ($1.00 par value; 100,000 shares authorized;
     5,000 shares issued and outstanding)                                  5,000
 Additional paid-in capital                                                1,815
 Retained earnings (deficit)                                             (99,202)
                                                                ----------------

    Total shareholder's deficit                                          (92,387)
                                                                ----------------

    Total liabilities and shareholder's deficit                 $      1,485,315
                                                                ================

                    The accompanying notes are an integral
                      part of these financial statements.

WORLD EXPRESS TRAVEL, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS (DEFICIT)
FOR THE TWELVE MONTHS ENDED AUGUST 30, 1998

--------------------------------------------------------------------------------
Revenue                                                         $      6,765,796
Operating expenses                                                     4,032,522
                                                                ----------------

    Gross profit                                                       2,733,274

General and administrative expenses                                    1,091,385
                                                                ----------------

    Operating income                                                   1,641,889

Interest expense                                                          59,695
                                                                ----------------

Net income                                                             1,582,194

Retained earnings at beginning of period                                 103,799

Distributions to shareholder                                          (1,785,195)
                                                                ----------------

Retained earnings (deficit) at end of period                    $        (99,202)
                                                                ================

                   These accompanying notes are an integral
                      part of these financial statements.

WORLD EXPRESS TRAVEL, INC.

STATEMENT OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED AUGUST 30, 1998
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                      $      1,582,194
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization                                          105,818
  Deferred income                                                         (3,000)
  Gain on sale of assets                                                  (8,406)
  Change in assets and liabilities:
   Receivables                                                           259,013
   Other assets                                                          194,511
   Accounts payable                                                       65,965
   Accrued liabilities                                                    (3,751)
                                                                ----------------

    Net cash provided by operating activities                          2,192,344

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of assets                                                        76,506
Purchases of office equipment                                             (5,320)
                                                                ----------------

    Net cash provided by investing activities                             71,186

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to shareholder                                          (1,785,195)
Net borrowings on revolving commercial loan                              501,574
Payments of notes payable                                               (501,418)
Net payments on line of credit                                          (499,000)
                                                                ----------------

    Net cash used in financing activities                             (2,284,039)
                                                                ----------------

Net decrease in cash                                                     (20,509)

Cash at beginning of period                                              182,482
                                                                ----------------

Cash at end of period                                           $        161,973
                                                                ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest                                          $         55,000
                                                                ================

WORLD EXPRESS TRAVEL, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1. REPORTING ENTITY AND BASIS OF ACCOUNTING

   World Express Travel, Inc. (the "Company") is a full-service provider of travel reservation services and information to commercial, individual and group customers. The Company has its headquarters in Anchorage, Alaska in addition to twelve full service branch offices and three on-site offices at customer locations. The Company's operations are primarily concentrated in one market segment - airline travel - and the customers are geographically concentrated in Alaska; management considers a downturn in this market segment and geographic location to be unlikely.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   REVENUE RECOGNITION
   The Company records revenues from air reservations and hotel and car reservations when earned, which is at the time a reservation is booked and ticketed. The Company provides a reserve for cancellations and reservation changes, and provisions for such amounts are reflected in net revenues. The reserves netted against net revenues are not material in the period reflected. Cruise revenues are recorded when the customer is no longer entitled to a full refund of the cost of the cruise. The Company records override commissions on an accrual basis in the month it is earned based upon the Company's estimated ticket sales in excess of required thresholds.

   PROPERTY AND EQUIPMENT
   Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years, and leasehold improvements are amortized over the shorter of their economic useful lives or the lease term. Depreciation expense for twelve months ended August 30, 1998 was approximately $55,200.

   INTANGIBLES
   Intangible assets consist of covenants not-to-compete. The convenants not-to-compete are being amortized on the straight-line method over the periods specified in the agreements, which range from three to five years. Amortization expense for the twelve months ended August 30, 1998 was approximately $50,600.

   INCOME TAXES
   Effective July 1, 1987, the Company was granted S-Corporation reporting status by the Internal Revenue Service. As a result, there is no federal or state income tax liability reflected in the financial statements. Any liability arising due to such taxes is the responsibility of the shareholder of the Company.

   FAIR VALUE OF FINANCIAL INSTRUMENTS
   The carrying amounts of the Company's financial instruments, including cash, receivables and payables and loans payable, approximate their fair values.

   USE OF ESTIMATES
   The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.


3. PROPERTY AND EQUIPMENT

WORLD EXPRESS TRAVEL, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

   Property and equipment consist of the following at August 30, 1998:


    Office furniture                                       $ 257,284
    Leasehold improvements                                   206,777
    Computer equipment                                        98,883
                                                           ---------
                                                             562,944

    Less:  accumulated depreciation                         (438,562)
                                                           ---------

    Net property and equipment                             $ 124,382
                                                           =========


4. COMMITMENTS

   The Company leases office space for several locations and office equipment under various noncancelable operating leases. Four of the office leases provide for annual escalations of the rental payments. Rent expense for the twelve months ended August 30, 1998 was approximately $294,000. Future minimum rental payments under these operating leases as of August 30, 1998 are as follows:



        Periods Ending                        Operating
        August 30,                               Leases
        ----------                       --------------
        1999                             $      297,912
        2000                                    154,202
        2001                                     36,545
        2002                                     12,005
                                         --------------
                                   Total $      500,664
                                         ==============

5. INDEBTEDNESS

   The Company's outstanding indebtedness at August 30, 1998 is comprised of the following:

    Unsecured revolving commercial loan from 1st
      National Bank of Anchorage, interest at 10%,
      semi-monthly payments of $65,000                          $  501,574

    Line of credit                                                  60,000
                                                                ----------

    Short term debt                                             $  561,574
                                                                ==========


   At August 30, 1998, the Company had drawn approximately $60,000 on a $450,000 line of credit with a bank which bears interest at the bank's prime rate plus one and expires on November 30, 1998. This line is secured by the Company's accounts receivable.


6. EMPLOYEE BENEFIT PLAN

WORLD EXPRESS TRAVEL, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

   The Company has established a profit sharing plan under Internal Revenue Code section 401(k) based on a percentage of contributions made by eligible employees. The Company makes matching contributions on behalf of the employees. During the twelve months ended August 30, 1998, the Company contributed approximately $16,000 to this plan.

7. RELATED PARTY TRANSACTIONS

   The Company leases office space for its downtown Anchorage office from the Company's shareholder. Rent expense for this facility was approximately $21,000 during the twelve months ended August 30, 1998. See Note 4.

   The Company purchases some of its air tickets that are used primarily for leisure business from a ticket consolidator in which the Company's shareholder owns a 65% interest. For the twelve months ended August 30, 1998, the Company purchased approximately $743,000 worth of tickets, from which it earned an average 12.5% commission, or approximately $92,000.

8. SUBSEQUENT EVENT

   Effective September 17, 1998, the Company was acquired by Professional Travel Corporation, a wholly-owned subsidiary of Navigant International, Inc. Additionally, the line of credit and commercial loan were both fully paid on September 17, 1998.